                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the inclusion in this registration statement on Form S-4 (No. 333-72217) of our report dated October 20, 1998, on our audits of the financial statements of CONDEA Vista Company Oklahoma City Plant as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, and our report dated February 4, 1999, on our audit of the consolidated balance sheet of Eagle Pacific Holdings, Inc. as of February 4, 1999. We also consent to the reference to our firm under the captions "Experts."



                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP

March 9, 1999
Houston, Texas